CERTIFICATE OF TRUST OF

                           FLOATING RATE MASTER TRUST


  THIS Certificate of Trust of Floating Rate Master Trust (the "Trust"), dated as of this 16th day of November 1999, is being duly executed and filed by the undersigned trustees, in order to form a business trust pursuant to the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

  1.  NAME.   The name of the business trust formed hereby is "Floating Rate
Master Trust."

  2.  REGISTERED OFFICE AND REGISTERED AGENT.   The Trust will become, prior
to the issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss.80a-1 et seq.) In accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

      (A)  REGISTERED OFFICE.   The registered office of the Trust in the
State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

      (B)  REGISTERED AGENT.   The registered agent for service of process on
the Trust in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

  3.  LIMITATION OF LIABILITY.   Pursuant to section 3804(a) of the Act, the
debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

  IN WITNESS WHEREOF, the Trustees named below, being all of the Trustees of the Trust, do hereby execute this Certificate of Trust as of the date first-above written.


/s/ Frank H. Abbott, III                        /s/ Harris J. Ashton
-----------------------------                   -------------------------
Frank H. Abbott, III, Trustee                   Harris J. Ashton, Trustee


/s/ S. Joseph Fortunato                         /s/ Edith E. Holiday
-----------------------------                   -------------------------
S. Joseph Fortunato, Trustee                    Edith E. Holiday, Trustee


/s/ Charles B. Johnson                          /s/ Rupert H. Johnson, Jr.
-----------------------------                   -------------------------
Charles B. Johnson, Trustee                     Rupert H. Johnson, Jr.,
Trustee


/s/ Frank W.T. LaHaye                           /s/ Gordon S. Macklin
-----------------------------                   -------------------------
Frank W.T. LaHaye, Trustee                      Gordon S. Macklin, Trustee